SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2012

                        Commission File Number 333-136247


                            Domark International Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                                               20-4647578
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

  254 S. Ronald Reagan Blvd, Suite 134
           Longwood, Florida                                       32750
(Address of principal executive offices)                        (Zip Code)

                                 (877) 732-5035
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2012 Domark International Inc. (the "Company" or "Domark") entered into an Asset Purchase Agreement (the "Agreement") with its controlling shareholder, R. Thomas Kidd ("Kidd"), for the sale of its wholly owned subsidiary, Armada/The Golf Championships ("Armada"), and certain assets related thereto.

Pursuant to the terms of the Agreement, all assets and liabilities directly related to Armada (as more fully described in Exhibit 10.1 hereto) shall be transferred to a new company ("NewCo") to be formed by Kidd. In consideration for the sale of Armada, Kidd shall return to the Company 50,000 shares of the Company's Series A Preferred Stock and 9,771,500 shares of the Company's Common Stock. In addition, NewCo shall assume all liabilities due to Kidd by the Company, estimated to be $1,084,000.

The Agreement is filed as Exhibit 10.1 hereto and should be referred to in its entirety for comprehensive information relating to the terms and conditions thereof.

ITEM 2.01: DISPOSITION OF ASSETS

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.01.

ITEM 5.01: CHANGES IN CONTROL

On March 5, 2012, Michael Franklin ("Franklin") purchased 50,000 shares of the Company's Series A Preferred Stock from Kidd. Our Series A Preferred Stock is convertible into Common Stock at the rate of 1,000 shares of Common for each share of Preferred. In addition, our Preferred stock has voting rights equivalent to 1,000 votes per share. Upon the conclusion of the Armada transaction detailed in Item 1.01 hereto, Franklin became the controlling shareholder of Domark by virtue of his ownership of 50,000 shares of Preferred Stock with voting rights equivalent to 50,000,000 shares of our Common Stock.

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS,
           APPOINTMENT OF CERTAIN OFFICERS

Effective March 5, 2012, R. Thomas Kidd, Chairman and CEO the Company, resigned from all positions held with the Company, including resigning from Board service. There was no disagreement between the Registrant and Mr. Kidd at the time of Mr. Kidd's resignation from the Board of Directors.

Effective March 5, 2012, Robert M. Greenway, Paul Mangiamele and Mary A. Beck (together the "Former Directors"), each a member of the Company's Board of Directors, resigned from their respective positions on the Board of Directors. There was no disagreement between the Registrant and the Former Directors at the time of their respective resignations from the Board of Directors.

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
Effective March 5, 2012, William Seery resigned from his position as Chief Financial Officer of the Company. There was no disagreement between the Registrant and Mr. Seery at the time of Mr. Kidd's resignation from the Board of Directors.

Also on March 5, 2012, the Company's Shareholders appointed Michael Franklin as sole Director, CEO and Corporate Secretary. Mr. Franklin will serve as a director until his successor has been elected at the next annual meeting of the Company's shareholders or until his earlier resignation, removal, or death. Mr. Franklin has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Michael Thomas Franklin, age 60, has been in the import/export and entertainment businesses for almost 40 years. For the last 12 years Mr. Franklin has divided his time between his home State of Florida and Xiamen, China.

Since early 2010 Mr. Franklin has been focused on creating solar product designs for his own company, Xiamen Solar First, located in Xiamen, China as well as contract projects for Hui Shi You, one of the largest producers of phone accessory for domestic use in China.

From July 2004-2009 Mr. Franklin was Director of Asia Direct Trade, with offices in Qingdao, Shanghai, Beijing and Xiamen, China, a design and manufacturing firm focused on fulfilling the procurement needs of a diverse international clientele.

In addition, Mr. Franklin has provided consulting services as well as project management oversight for several large multinational corporations relating to their procurement processes in China.

Mr. Franklin is also an accomplished pianist and Grammy Nominated Producer. From 2000-2003 he served as Music Director of Hard Rock Live.

He is an Alumni of Vincennes University for Medicine, Valparaiso University, and Depaul University for Music.

Mr. Franklin does not currently have any employment agreement in place with the Company.

On February 29, 2012 the Company filed a Current Report on Form 8-K reporting the execution of a Memorandum of Agreement with Xiamen Tiauyang Neng Gongsi and Michael Franklin related to the acquisition of certain exclusive worldwide licensing and joint patent rights. As Mr. Franklin is now a related party, future quarterly and annual reports with the SEC will disclose this transaction as a related party transaction.

Mr. Franklin was not appointed pursuant to any arrangement or understanding between Mr. Franklin and any other person.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                            Description
------                            -----------

10.01 Asset Purchase Agreement between Domark International Inc. and R. Thomas Kidd dated March 5, 2012

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Domark International Inc.


                                         By: /s/ Michael Franklin
                                             -----------------------------------
                                             Michael Franklin
                                             Chief Executive Officer

Date: March 9, 2012

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